EXHIBIT 10.21

                      CONSULTING AGREEMENT WITH PHILIP TOY
                             DATED AUGUST 21, 2003





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                              CONSULTING AGREEMENT


This Consulting Agreement ("Agreement") is to be effective as of the 21st day of August, 2003, by and between TIMBEAT.COM ENTERPRISES INC., ("Company"), with offices located at P.O. Box 9, 237 Whites Way, Payson, Arizona, 85547, and
PHILIP TOY, B. COM., CMA (RIA) ("Consultant"), an individual having his principal address at 27204 Dumfries Street in the City of Vancouver, B.C., Canada V5P 3C4

For the purposes of this Agreement, either of the above shall be referred to as a "Party" and collectively as the "Parties".

The Parties hereby agree as follows:


1. APPOINTMENT OF PHILIP TOY, B.COM, CMA (RIA). Company hereby appoints Consultant and Consultant hereby agrees to render services to Company as a Management Consultant.

2. SERVICES. During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning management of sales and marketing resources, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its and his overall progress, needs, and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

           (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products;

           (b)   The   preparation  of  Executive   Summary,   Business   Plans,
                 Budget/Financial Reports and Due Diligence Reports to enable the Company to broaden the markets for its services and promote the image of the Company and its products;

           (c) Advise the Company relative to the recruitment and employment of key executives consistent with the expansion of operations of the Company.

           (d) The identification, evaluation, structuring, negotiating, and closing of joint ventures, strategic alliances, business acquisitions, and advise with regard to the ongoing managing and operating of such acquisitions upon consummation thereof; and

           (e) Advise and make recommendations regarding corporate financing including the structures, terms, and content of bank loans, institutional loans, private debt funding.

         TERM. The term ("Term") of this Consulting Agreement shall be for a period of six (6) months commencing on the date hereof. The contract will automatically be extended for an additional three (3) months. Either party hereto shall have the right to terminate this Agreement upon thirty (30) days prior written notice to the other party after the first three (3) months.

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3.       COMPENSATION. See Attachment "A".

4. CONFIDENTIALITY. Consultant will not disclose to any other person, firm or corporation, nor use for its own benefit, during or after the Term of this Consulting Agreement, any trade secrets or other information designated as confidential by Company which is acquired by Consultant in the course of performing services hereunder. Any financial advice rendered by Consultant pursuant to this Consulting Agreement may not be disclosed in any manner without the prior written approval of Company.

5. INDEMNIFCATION. Company, its agents or assigns hereby agree to indemnify and hold Consultant harmless from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorney's fees, collectively the "Liabilities"), joint and several, arising from the performance of this Consulting Agreement, whether or not Consultant is party to such dispute. This indemnity shall not apply, however, and Consultant shall indemnify and hold Company, its affiliates, control persons, officers, employees and agents harmless from and against all liabilities, where a court of competent jurisdiction has made a final determination that Consultant engaged in gross recklessness and willful misconduct in the performance of its services hereunder.

6. INDEPENDENT CONTRACTOR. Consultant and Company hereby acknowledges that Consultant is an independent contractor. Consultant shall not hold it out as, nor shall it take any action from which others might infer that it is an agent of or a joint venture of Company.

7. MISCELLANEOUS. This Consulting Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings and agreements between the Parties. This Consulting Agreement is non-exclusive and cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all Parties. This Consulting Agreement shall be governed by the laws of the State of Nevada without reference to the conflict of law principles thereof. In the event of any dispute as to the Terms of this Consulting Agreement, the prevailing Party in any litigation shall be entitled to reasonable attorney's fees.

8. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or seven business days after deposit in the United States Postal Service, by (a) advance copy by fax, (b) mailing by express courier or registered or certified mail with postage and fees prepaid, addressed to each of the other Parties thereunto entitled at the following addresses, or at such other addresses as a Party may designate by ten days advance written notice to each of the other Parties at the addresses above and to the attention of the persons that have signed below.




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Please  confirm that the foregoing sets forth our  understanding  by signing the enclosed copy of this Consulting Agreement where provided and returning it to me at your earliest convenience.


All Parties signing below do so with full authority:


PARTY RECEIVING SERVICES:              PARTY PROVIDING SERVICES:

TIMBEAT.COM ENTERPRISES INC.           PHILIP TOY, an individual



-------------------------------        -------------------------------------
THOMAS L. CROM III, CFO                PHILIP TOY, an individual






















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                                 ATTACHMENT "A"


PAYMENT FOR SERVICES:


A. For the services rendered and performed by PHILIP TOY during the term of this Agreement, Company shall, upon acceptance of this Agreement:
         Pay to PHILIP TOY three million (3,000,000) shares of TMBT common stock for six (6) months of service.



Accepted with full authority:

TIMEBEAT.COM ENTERPRISES INC.




By:
   --------------------------------------
       THOMAS L. CROM III, CFO












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